Summary Balance Sheet

Balance Sheet ($ in thousands)	9/30/09	06/30/09
Assets		
Cash and cash equivalents	14,352	12,352
Accounts receivable	7,121	5,620
Inventory	3,686	3,808
Advance payments	764	1,188
Total current assets	**26,482**	**23,652**
Property and equipment, net	10,014	9,642
Intangibles, net	14,302	12,037
Total assets	**50,799**	**45,332**
Liabilities & Shareholders' Equity		
Total Current Liabilities	4,551	4,386
Long-term liabilities	-	-
Total Liabilities	**4,551**	**4,386**
Total Stockholders' Equity	**45,810**	**40,945**
Total Liabilities & Equity	**50,799**	**45,322**